Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Prudential plc

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

London, England

October 31, 2018